Exhibit 99.1

DIELECTRICS, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

DIELECTRICS, INC. AND SUBSIDIARY

TABLE OF CONTENTS

DECEMBER 31, 2017 AND 2016

PAGE

Independent Auditors’ Report	1

Consolidated Financial Statements:

Balance Sheets	2

Statements of Income and Retained Earnings	3

Statements of Cash Flows	4

Notes to Financial Statements	5 - 13

Independent Auditors' Report

The Board of Directors

Dielectrics, Inc.

Chicopee, Massachusetts

We have audited the accompanying consolidated financial statements of Dielectrics, Inc. and Subsidiary (an S Corporation), which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of income and retained earnings and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dielectrics, Inc. and Subsidiary as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

 /s/ GREENBERG, ROSENBLATT, KULL & BITSOLI, P.C.

Worcester, Massachusetts

April 6, 2018

DIELECTRICS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
DECEMBER 31,

	2017	2016
ASSETS

Current assets:
Cash	$563,045	$2,340,009
Accounts receivable	5,240,952	4,446,185
Receivable from shareholders	1,464,207	-
Inventories	3,900,834	3,652,688
Prepaid expenses	119,930	96,151

Total current assets	11,288,968	10,535,033

Property and equipment, net	1,444,090	1,476,493

Split dollar life insurance receivable	-	1,155,446

LIABILITIES AND SHAREHOLDERS’ EQUITY

Total assets	$12,733,058	$13,166,972
Current liabilities:
Accounts payable	$1,535,887	$2,271,374
Accrued liabilities	718,283	670,427
Distributions payable to shareholders	-	1,500,000
Customer deposits	1,603,063	1,484,174

Total current liabilities	3,857,233	5,925,975

Shareholders' equity:
Common stock, no par value, 200,000 shares authorized, 3,600 shares issued and outstanding	10,122	10,122
Additional paid in capital	137,773	137,773
Retained earnings	8,727,930	7,093,102

Total shareholders' equity	8,875,825	7,240,997

Total liabilities and shareholders' equity	$12,733,058	$13,166,972

The accompanying notes are an integral part

of the consolidated financial statements

DIELECTRICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
YEARS ENDED DECEMBER 31,

	2017	2016

Sales:
Medical devices and components	$37,889,855	$31,083,022
Other	4,695,794	5,539,705

Total sales	42,585,649	36,622,727

Cost of sales	29,966,981	27,062,568

Gross profit	12,618,668	9,560,159

Operating expenses:
Selling	1,326,530	1,416,452
Administrative	8,144,310	5,923,106

Total operating expenses	9,470,840	7,339,558

Income before provision for state taxes	3,147,828	2,220,601

Provision for state taxes	13,000	8,000

Net income	3,134,828	2,212,601

Retained earnings - beginning	7,093,102	6,380,501

Distributions to shareholders ($416.67 per common share)	(1,500,000)	(1,500,000)

Retained earnings - ending	$8,727,930	$7,093,102

Net income per common share outstanding	$870.79	$614.61

Weighted average common shares outstanding	3,600	3,600

The accompanying notes are an integral part

of the consolidated financial statements

DIELECTRICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31,

	2017	2016
Operating activities:
Net income	$3,134,828	$2,212,601
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	270,187	250,305
Change in allowance for sales credits	(30,286)	-
Changes in assets and liabilities:
Accounts receivable	(764,481)	(1,164,430)
Inventories	(248,146)	(1,161,955)
Prepaid expenses	(23,779)	(7,885)
Accounts payable	(735,487)	342,691
Accrued liabilities	47,856	294,639
Customer deposits	118,889	(298,627)

Net cash provided by operating activities	1,769,581	467,339

Investing activities:
Receivable from shareholders	(303,795)	-
Acquisitions of property and equipment	(237,784)	(208,460)
Split dollar life insurance premiums paid	(4,966)	(4,965)

Net cash used in investing activities	(546,545)	(213,425)

Financing activities:
Distributions to shareholders	(3,000,000)	-

Net increase (decrease) in cash	(1,776,964)	253,914

Cash - beginning	2,340,009	2,086,095

Cash - ending	$563,045	$2,340,009

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for:

State taxes	$8,457	$6,409

Noncash investing and financing transactions:

In 2017, split dollar life insurance receivable was reclassified to receivable from shareholders.

In 2016, the Company declared distributions to shareholders of $1,500,000 payable in 2017.

The accompanying notes are an integral part

of the consolidated financial statements

DIELECTRICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

(1)	NATURE OF BUSINESS

Dielectrics, Inc., a privately held company ("the Company"), is engaged in the design, development and manufacture of products made from flexible thermoplastic films and fabric / film laminates. The Company’s principal products consist of medical devices and components. The Company maintains a state-of-the-art, ISO 13485:2003 and FDA registered facility in Chicopee, Massachusetts and services customers, predominately medical device manufacturers, located throughout North America and Europe.

(2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation:

The consolidated financial statements include the accounts and results of operations of Dielectrics, Inc. and its wholly-owned subsidiary, Dielectrics Xiamen Manufacturing, LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The Company's most significant estimates are those related to inventory valuation, accounts receivable allowances, recognition of revenues on certain tooling, machinery design and development projects, and the valuation of the related customer deposits. Actual results could differ from these estimates.

Fair Value Measurement:

The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value for assets and liabilities that are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, and credit risk.

The Company has not elected fair value accounting for any financial instruments for which fair value accounting is optional.

Fair Value of Financial Instruments:

Cash, accounts receivable, amounts receivable from and payable to shareholders, accounts payable, accrued liabilities and customer deposits are stated at carrying amounts that approximate fair value because of the short maturity of those instruments. Split dollar life insurance receivable represents the value the Company will receive at the date of settlement.

DIELECTRICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

(2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash:

Cash is on deposit with TD Bank, N.A., and, at times, it exceeds the Federal Deposit Insurance Corporation (FDIC) limit of $250,000. At December 31, 2017, cash exceeded the FDIC limit by approximately $313,000.

Accounts Receivable:

The Company is exposed to credit risk through its accounts receivable because of the possibility that customers will fail to honor their obligations. The Company performs ongoing credit evaluations of its customers' financial condition and limits the amount of credit extended or requires prepayments when necessary. Trade receivables outstanding longer than the agreed upon payment terms are considered past due. Accounts are written off as uncollectible when it is determined that further collection efforts will be unsuccessful.

Accounts receivable are stated at the amount the Company expects to collect, which is generally the amount billed less allowances for sales credits and doubtful accounts. Allowances for sales credits are estimated based on pending claims and historical experience. In evaluating the collectability of accounts, the Company considers a number of factors including the length of time accounts are past due, perceived credit risk, general economic conditions, and the Company's history of collections and write-offs. Determining adequate reserves for accounts receivable requires management’s judgment. Conditions impacting the realizability of the Company’s receivables could cause the actual reduction of assets to be different than the allowances.

Management determined that an allowance for doubtful accounts was not necessary at December 31, 2017 and 2016. Reserves for sales credits totaled $50,000 at December 31, 2017 and $80,000 at December 31, 2016.

Inventories:

In 2017, the Company adopted Financial Accounting Standards Board (FASB), Accounting Standards Update 2015-11, Simplifying the Measurement of Inventory, which simplifies the subsequent valuation of inventory by comparing cost to net realizable value instead of market. This prospective change in accounting principle had no effect on the comparability of the 2017 and 2016 financial statements.

Inventories include material, labor, and manufacturing overhead and are valued at the lower of cost or net realizable value. Cost is determined using the first-in, first-out (“FIFO”) method.

The Company periodically reviews the realizability of its inventory for potential excess quantities or obsolescence. Determining the net realizable value of inventory requires management’s judgment. Changes in circumstances or conditions may affect the value of the Company’s inventories and could result in an actual net realizable value that is materially lower than current estimates.

DIELECTRICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

(2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment:

Property and equipment are recorded at cost and depreciated using accelerated or straight-line methods over the estimated useful lives of the assets. Leasehold improvements are being depreciated over the shorter of their estimated useful life or the related lease term, including available renewal options. Expenditures for additions and betterments are capitalized while routine repairs and maintenance are expensed as incurred. Estimated useful lives of property and equipment are as follows:

Years

Machinery and equipment	7
Furniture and fixtures	7
Computer equipment	5
Leasehold improvements	15

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets may not be recoverable. An impairment loss would be recognized when the carrying amount of an asset or group of assets exceeds the estimated undiscounted future cash flows related to the use and eventual disposition of the asset or group of assets. The amount of the impairment loss recorded would be the excess of the carrying value over fair value of the assets.

Subsequent to year end, property and equipment values will be affected by the change in control resulting from the acquisition of all of the common stock of the Company by UFP Technologies, Inc. (Note 12).

Customer deposits:

In addition to prepayments required by credit risk assessments, which are offset against accounts receivable when the related invoice is issued, customer deposits includes advance payments for certain tooling, machinery and product development projects, as well as advance payments for specialty raw materials required to make finished goods. Deposits for tooling, machinery and product development projects are released into income when the related revenues are recognized. Customers are given credit for deposits made on specialty raw materials when the related finished goods are invoiced.

Revenue Recognition:

Sales are recognized when title and risk of ownership have been transferred to the customer, the price is fixed or determinable, and collection of the related receivable is reasonably assured.

For product sales, revenue is typically recognized when the product is shipped. Recognition of revenue pertaining to research, tooling, machinery design and development projects is based on the completion of certain milestones and other assessments of the projects. In some cases, determination of whether the revenue recognition criteria have been met requires management's judgment.

Shipping Costs:

Shipping costs associated with the sale of products to customers are generally the responsibility of the customer. Any shipping costs paid by the Company are included in cost of sales.

DIELECTRICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

(2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes:

The Company files income tax returns in the U.S. federal jurisdiction and in the Commonwealth of Massachusetts.

Dielectrics, Inc., with the consent of its shareholders, has elected to be taxed as an S Corporation; its subsidiary is a disregarded entity for U.S. tax purposes. The shareholders of an S Corporation are liable for individual federal and state income taxes on the Company’s taxable income. The Company does not pay federal corporate income taxes on its taxable income, but is responsible for a state income tax of 2.9% of its state taxable income and an excise tax on the net book value of certain tangible assets. State income and excise taxes are reduced by investment tax credits and research activities credits, which are reported in the year they are used. These credits totaled approximately $100,000 and $72,000 in 2017 and 2016, respectively. The Company's status as an S Corporation terminated on February 1, 2018 (Note 12).

The Company evaluates uncertain tax positions to assess whether these tax positions would more likely than not be sustained upon examination by tax authorities or whether they would result in an excess tax benefit. A liability would be recognized for any entity level tax on an excess benefit claimed, or expected to be claimed, along with related interest and penalties.

Research and Development:

Research and development costs, which are expensed as incurred, totaled $2,370,000 and $1,407,000 in 2017 and 2016, respectively.

Recent Accounting Pronouncements:

FASB Accounting Standards Codification, Revenue from Contracts with Customers (ASC 606), requires an entity to recognize revenue in the amount it expects to receive for the transfer of promised goods or services to customers. This standard replaces most existing revenue recognition guidance. The underlying principle of ASC 606 is to recognize revenue in a manner that depicts the transfer of goods and services to customers in amounts that reflect the consideration to which an entity expects to be entitled to for such good and services by (1) identifying the contract with a customer, (2) identifying separate performance obligations within the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations, and (5) recognizing revenue. This new guidance will require entities to apply significantly more judgment, which will require expanded disclosure on estimation methods, inputs, and assumptions for revenue recognition.

The Company will adopt ASC 606 in conjunction with the change in control (Note 12). Management is in the process of identifying the primary revenue streams and reviewing its contracts with customers to evaluate the impact of ASC 606 on its revenue streams and accounting policies. Based on the work completed to date, the Company expects that, for a significant portion of its business, the recognition of revenue under the updated standard will occur at a point in time, which is consistent with current practice.

DIELECTRICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

(2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements: (Continued)

FASB ASC, Leases (ASC 842), is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, with early adoption permitted. In general, under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for those leases previously classified as operating leases. Management will evaluate the impact of adopting ASC 842 on its consolidated financial position and results of operations during 2018.

(3)	INVENTORIES

Inventories consist of the following:

	2017	2016

Raw materials	$2,237,836	$2,273,388
Work in process	1,061,471	742,704
Finished goods	601,527	636,596

	$3,900,834	$3,652,688

(4)	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	2017	2016

Machinery and equipment	$4,219,382	$4,281,192
Leasehold improvements	2,083,773	2,027,942
Furniture and fixtures	1,558,998	1,613,774
Computer equipment	615,950	681,255

	8,478,103	8,604,163
Accumulated depreciation	(7,034,013)	(7,127,670)

	$1,444,090	$1,476,493

Depreciation charged to operations was $270,000 and $250,000 in 2017 and 2016, respectively.

(5)	LINE OF CREDIT

The Company had a $2,000,000 revolving line of credit with a commercial bank, which was cancelled on February 1, 2018 (Note 12). The line was payable on demand and secured by all assets of the Company. Interest was at the prime rate minus 1% or LIBOR plus 1.75%.

DIELECTRICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

(6)	ACCRUED LIABILITIES

Accrued liabilities consist of the following:

	2017	2016

Wages and paid time off	$286,422	$317,006
Professional fees	224,940	121,401
Other	206,921	232,020

	$718,283	$670,427

(7)	THRIFT PLAN

The Company sponsors a qualified defined contribution thrift savings plan covering substantially all of its employees. Under the plan, the Company makes matching contributions based on the deferral contributions made by employees through salary reduction. Company matching contributions totaled $172,000 and $163,000 for 2017 and 2016, respectively.

(8)	RELATED PARTY TRANSACTIONS

The Company leases its facilities under the terms of an operating lease with Dielectrics Realty Trust (DRT). Through January 31, 2018, DRT was an affiliate with partial common ownership. The lease required the Company to pay a minimum base rent plus real estate taxes and all operating expenses related to the facilities. Rent expense, including the related real estate taxes, totaled $523,000 and $517,000 in 2017 and 2016, respectively. Subsequent to year end, the existing lease was terminated and the Company entered into a new lease with DRT (Note 9).

At December 31, 2016, split dollar life insurance receivable represented the cumulative premiums paid by the Company on life insurance policies of shareholder employees. The balance of this account in the amount of approximately $1,160,000 was reclassified to receivable from shareholders at December 31, 2017.

At December 31, 2017, receivable from shareholders includes split dollar life insurance receivables and payments made by the Company on the shareholders' behalf in conjunction with the change in ownership. Prior to the change in the Company's ownership, the entire receivable balance was settled at fair value and the related split dollar life insurance assignments held by the Company were terminated.

DIELECTRICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

(9)	COMMITMENTS AND CONTINGENCIES

Lease:

In connection with the change in control of the Company, on February 1, 2018, the management of the new parent company entered into a lease agreement with DRT for the facilities (Note 8). The lease calls for annual base rents of $426,000 plus real estate taxes and all operating expenses related to the facilities over the initial five-year term. The lease includes two five-year renewal options and provides a right and option to purchase the premises at a mutually agreeable price.

Future minimum base rents are as follows:

Year	Amount

2018	$426,000
2019	426,000
2020	426,000
2021	426,000
2022	426,000
Thereafter	35,500

$2,165,500

Litigation:

The Company is the defendant in two patent infringement lawsuits brought by Polyzen, Inc.  The suits seek remedies including injunctive relief and damages arising from the Company's manufacture and sale of certain medical device products.  Both cases are pending in Massachusetts (MA).  The first-filed MA case has been stayed pending the outcome of a related case against a different defendant (the Company's customer for the products-at-issue) in North Carolina (NC).  The NC case has proceeded through trial, where the customer has generally prevailed.  That case is now on appeal awaiting oral argument.  The Company has filed motions to stay the second-filed MA action and to consolidate the two MA suits.  No discovery has yet occurred in either of the MA cases.  The Company and its management deny and intend to vigorously defend against the allegations set forth in the MA suits.  At this stage of the proceedings, an estimate of potential loss, if any, cannot be made.

From time to time, the Company may be party to various legal proceedings incidental to its business. It is the opinion of management that the results of these suits, claims and complaints will not be material to the Company's financial position or operations.

Other:

The Company incurs various financial commitments, including those to acquire machinery and inventory, in the normal course of business.

DIELECTRICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

(10)	SEGMENT DATA AND RISK CONCENTRATIONS

The Company consists of a single operating and reportable segment. The Company’s assets are located in the United States. Each year’s revenues were predominantly derived from sales of custom products and services to customers in the medical market. Revenues from customers outside the United States were approximately 12% and 14%, in 2017 and 2016, respectively.

Sales to two customers represented approximately 36% and 28% of the total in 2017 and 2016, respectively. In 2016, approximately 12% of raw materials were purchased from one vendor. There was no such concentration in 2017.

Accounts receivable from three customers represented 57% of the outstanding balance at December 31, 2017. Two customers accounted for 40% of the outstanding balance at December 31, 2016.

(11)	FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments recorded at fair value in the consolidated balance sheets, or disclosed at fair value in the footnotes, are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels, which are defined by ASC 820, Fair Value Measurements and Disclosures and directly relate to the amount of subjectivity associated with inputs to fair valuation, are as follows:

Level 1

Valued based on unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2

Valued based on quoted prices for similar assets or liabilities in active or inactive markets, other observable inputs for the asset or liability, or inputs that are derived from or corroborated by observable market data by correlation or other means.

Level 3

Valued based on management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

The Company has no assets or liabilities that are measured at fair value on a recurring basis.

DIELECTRICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

(12)	SUBSEQUENT EVENTS

Events subsequent to December 31, 2017 have been evaluated through April 6, 2018, the date the financial statements were available to be issued. In addition to those previously disclosed, events subsequent to year end are as follows:

Change in Control:

On February 1, 2018, all of the Company's common stock was acquired by UFP Technologies, Inc.

During 2017, in contemplation of a sale of the Company, Success Bonus agreements were entered into with certain employees. Each agreement called for a bonus payment based on the employee’s continuous employment through the consummation of the sale of the Company’s common stock. In January 2018, approximately $5,000,000 of Success Bonuses were paid in connection with the agreements. Payment of the bonuses and related payroll taxes were funded by capital contributions from the shareholders. As a result, payment of the Success Bonuses had no effect on the value of the Company’s shareholders’ equity.

Commitments:

On February 1, 2018, the Company became a guarantor of UFP Technologies, Inc.'s unsecured $70 million Amended and Restated Credit Agreement with Bank of America N.A. and other lenders.